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                                                                  EXHIBIT 10.14


                         CORPORATEFAMILY SOLUTIONS, INC.

                     1997 OUTSIDE DIRECTORS' INCENTIVE PLAN


1.       PURPOSE

         The purposes of the Plan are to advance the interests of the Company and its shareholders by attracting and retaining the highest quality of experienced persons as Outside Directors and to align the interests of the Outside Directors more closely with the interests of the Company's shareholders.

2.       DEFINITIONS

         For purposes of the Plan, the following terms shall have the meanings indicated below:

         (a)      "Board" shall mean the Board of Directors of the Company.

         (b) "Change in Control" has the meaning provided in Section 9 of the Plan.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (d) "Committee" shall mean a committee of the Board of Directors composed of not less than two Non-Employee Directors.

         (e) "Company" shall mean CorporateFamily Solutions, Inc., a corporation organized under the laws of the State of Tennessee, or any successor corporation.

         (f) "Disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

         (g) "Fair Market Value" shall mean, as of a given date, (i) the average bid and asked prices for the Stock on the Nasdaq Stock Market's National Market for the last preceding date on which there was a sale of the Stock, or (ii) if the Stock is not traded on the Nasdaq Stock Market's National Market, the fair market value of a share of Stock as determined by the Committee in good faith.

         (h) "Non-Employee Director" means a member of the Board who is a Non-Employee Director within the meaning of Rule 16-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Treasury Regulation Sec. 162-27(e)(3).

         (i) "Outside Director" shall mean any member of the Board who is not an officer or employee of the Company or any Subsidiary of the Company.

         (j)      "Plan" shall mean the 1997 Outside Directors' Incentive Plan.



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         (k)      "Restricted Stock" shall mean an award of Stock that is
                  subject to restrictions under Paragraph 7 below.

         (l) "Restricted Period" shall have the meaning provided in Paragraph 7.

         (m) "Stock" shall mean the Common Stock, no par value, of the Company.

         (n) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.       ADMINISTRATION

         The Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in construing the provisions of the Plan shall be final.

4.       ELIGIBILITY

         Each Outside Director shall be eligible to participate under the Plan.

5.       STOCK SUBJECT TO THE PLAN

         Subject to adjustment as provided in Paragraph 8, not more than 25,000 shares of Stock may be granted as an incentive award with respect to the Restricted Stock awards granted under the Plan. Such shares that are reserved for issuance under the Plan are authorized but unissued shares of Stock. Shares of Stock subject to a Restricted Stock award shall, upon the expiration or termination of any such Restricted Stock award to the extent unexercised, again be available for grant under the Plan.

6.       GRANT OF RESTRICTED STOCK

         Restricted Stock grants will be awarded under this Plan pursuant to the following formula: Each Outside Director shall receive on the date of the annual meeting of the Company's shareholders, commencing with the 1998 annual meeting of shareholders, an award of Restricted Stock such that the total number of shares of Restricted Stock has an aggregate Fair Market Value of $10,000.

7.       TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

         (a)      Term

         The Outside Director Restricted Stock shall vest as follows:

                           (i) Of the aggregate number of shares of Restricted
                  Stock granted on the date of each Annual Meeting of Shareholders, one-third of such shares shall immediately vest on the date of grant;


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                           (ii) At the first Annual Meeting of Shareholders
                  following the Annual Meeting at which the Restricted Stock was granted, if the grantee is still serving as a director of the Company, the Restricted Stock shall vest with respect to one-half of the remaining shares of the Restricted Stock; and

                           (iii) At the second Annual Meeting of Shareholders
                  following the Annual Meeting at which the Restricted Stock was granted, if the director is still serving as a director of the Company, the Outside Director Restricted Stock shall vest with respect to the remaining shares of the Restricted Stock.

         (b) Until the earlier of (i) five years from the date of grant and (ii) the date on which the Outside Director ceases to serve as a director of the Company (the "Restriction Period"), no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.

         Each certificate representing Restricted Stock granted pursuant to this
Section 7 shall bear the following legend:

         "The sale or other transfer of the shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the CorporateFamily Solutions, Inc. 1997 Outside Directors' Incentive Plan (the "Plan"). A copy of the Plan and the rules of such Plan may be obtained from the Secretary of CorporateFamily Solutions, Inc."

Once the Restriction Period has lapsed, the grantee shall be entitled to have the legend required by this Section 7 removed from such stock certificate(s); provided, however, that such certificate shall be subject to any legend required by applicable state or federal law.

         (c) From the date on which the Restricted Stock is granted, grantees awarded such Stock may exercise full voting rights with respect to the Restricted Stock.

         (d) Grantees holding Restricted Stock that has vested in accordance with Section 7(a) hereof, shall be entitled to receive all dividends and other distributions paid with respect to such shares of Stock while they are so held. If any such dividends or distributions are paid in Stock, such shares of Stock shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

         (e) Grantees of Restricted Stock shall enter into a Restricted Stock Award Agreement with the Company setting forth the restrictions imposed on the Stock granted to him or her.

         (f) All shares of Restricted Stock which have not vested in accordance with Section 7(a) hereof, at the time of a grantee's resignation, removal, or failure to be elected as a member of the Board of Directors shall be forfeited and such forfeited shares shall again be available for award hereunder.

8.       CAPITAL ADJUSTMENTS AND CORPORATE REORGANIZATIONS

         In the event of any change in the outstanding shares of Stock by reason of a stock dividend, split or combination, or recapitalization or reclassification, or reorganization, merger or consolidation, in which the Company is the surviving corporation or other similar change affecting the Stock, the number of shares then

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subject to Restricted Stock awards and for which Restricted Stock awards may thereafter be granted shall be appropriately adjusted by the Committee to reflect such change. No fractional shares shall be issued as a result of such adjustment.

9.       CHANGE IN CONTROL PROVISIONS

         All restrictions imposed on the Restricted Stock shall expire automatically upon a Change in Control. A "Change in Control" means the happening of any of the following:

         (a) any person or entity, including a "group" as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof, or any employee benefit plan of the Company, or any of its Subsidiaries, becomes the beneficial owner of the Company's securities having 35% or more of the combined voting power of the then-outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

         (b) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor Company or entity entitled to vote generally in the election of the directors of the Company or such other Company or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

         (c) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

10.      EFFECTIVE DATE AND TERM OF THE PLAN

         The Plan shall be effective as of January 1, 1998. Subject to Section 11 hereof, the Board in its discretion may terminate the Plan at any time with respect to any shares for which Restricted Stock awards have not theretofore been granted. Except with respect to Restricted Stock awards then outstanding, if not sooner forfeited or terminated, the Plan shall terminate upon, and no further Restricted Stock awards shall be granted after, January 1, 2008.

11.      AMENDMENTS

         The Board may amend, alter, or discontinue the Plan without shareholder approval to the fullest extent permitted by the Exchange Act and the rules and regulations promulgated thereunder, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a grantee or under an Outside Director Restricted Stock award theretofore granted without the grantee's consent or which requires shareholder approval pursuant to any other applicable law or regulation.



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